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                                                                   EXHIBIT 10.74


                              MANAGEMENT AGREEMENT

         This MANAGEMENT AGREEMENT (the "Agreement"), dated as of this 29th day of July, 1999, is by and between LAKES SHINGLE SPRINGS, INC., a Minnesota corporation ("Manager"), and LAKES KAR-shingle Springs, L.L.C., a Delaware limited liability company (the "Company").

         A. Kean Argovitz Resorts-Shingle Springs, L.L.C. ("KARSS") entered into a Management Agreement with the Shingle Springs Band of Miwok Indians (the "Tribe") dated June 11, 1999 (the "Tribe Management Agreement"), pursuant to which KARSS was to manage a casino and certain related facilities to be owned by the Tribe. Lakes Gaming, Inc. and KARSS entered into a Letter Agreement (the "Letter Agreement") under which they agreed to form the Company to assume the rights and obligations of KARSS in connection with the Tribe Management Agreement. KARSS has assigned its rights and obligations under the Tribe Management Agreement to the Company pursuant to the terms of an Assignment and Assumption Agreement.

         B. The Tribe has consented to the assignment of the Tribe Management Agreement to the Company by KARSS and to the Company's assumption of KARSS's rights and responsibilities under the Tribe Management Agreement.

         C. The Company desires to have Manager assume certain of its responsibilities and authority under the Tribe Management Agreement relating to the management and operation of the foregoing facility, all upon the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Company and Manager agree as follows:

1. DEFINITIONS AND REFERENCES. Except for the terms defined in this Agreement, the capitalized terms used herein shall have the meanings assigned to them in the Tribe Management Agreement.

2.       SCOPE OF AGREEMENT, RESPONSIBILITIES.

         2.1 Authority of The Company. The Company shall determine the general policy with respect to the management of the Enterprise and the Facility.

         2.2 Authority of Manager. Subject to the foregoing general authority of the Company, and subject to the terms of this Agreement, Manager shall have the authority granted to the Company under Article 4 of the Tribe Management Agreement. The Company agrees that it will cooperate with Manager in every reasonable and proper way to permit and assist Manager to carry out its duties hereunder and comply with any conditions or restrictions under Article 4 of the Tribe Management Agreement or imposed by the Tribe or any gaming authority. The

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Manager shall have the authority granted to the Company under Article 4 of the
Tribe Management Agreement.

         2.3 Duties and Obligations of Manager. The Manager shall perform the duties of the Company under Article 4 of the Tribe Management Agreement with respect to the management and operation of the Enterprise and the Facility.

         2.4 Performance of Duties. Manager shall devote to its responsibilities such time as may be reasonably necessary for the proper performance of all duties hereunder in the manner prescribed by the Tribe Management Agreement.

         2.5 Consultation with the Company. Manager shall at all times keep the Company reasonably apprised and aware of all operating policies. Manager agrees to consult with the Company as frequently as the Company shall reasonably request to review operating policies and other matters referred to herein. The Company shall, at all times, have the right to enter the Facility for the purpose of inspecting same and reviewing the operations. The Company agrees that it and its representatives will, at no time, act in a manner which is inconsistent with the authority granted to Manager.

3. TERM. Unless earlier terminated as provided herein, the term of this Agreement shall be the same as the Term of the Tribe Management Agreement.

4.       OPERATION OF THE BUSINESS.

         4.1 Licenses and Permits. Manager and the Company shall timely apply for, obtain and maintain all licenses and permits required to operate the business (other than gaming authority permits, licenses and approvals required to be obtained by parties other than the Company or Manager), at the Enterprise's expense.

         4.2 Personnel.

                  4.2.1 General. Subject to the Tribe Management Agreement, Manager shall hire, supervise, direct, discharge and determine terms of employment of all personnel working for the Enterprise.

                  4.2.2 Key Employees. Key employees and the Off-Site Employees may, at the option of Manager be employees of Manager. Except as Manager and the Company may otherwise agree, all other personnel shall be in the sole employ of the Enterprise or the Tribe.

5.       TITLE, OTHER MATTERS.

         5.1 Proprietary Information. All specifically identifiable information developed by Manager for the Company shall be the property of both Manager and the Company. All existing information of Manager previously developed by Manager at Manager's expense, including,

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without limitation, all customer lists, gaming and marketing strategies and other similar information, shall be the property of Manager and not the Company or the Tribe and neither the Company, the Tribe nor any of their respective affiliates or successors may use such proprietary information without the consent of Manager, which consent shall not be unreasonably withheld. The parties agree that Proprietary Information does not include information which is clearly available in the public domain.

         5.2 Outside Activities of Parties. Subject to Section 21 of the Letter Agreement, this Agreement shall be limited to the purposes set forth herein and nothing in this Agreement, whether by implication or otherwise, shall be construed to extend the relationship of the parties beyond such purposes. Each party acknowledges that the other party and their respective affiliates are or may hereafter become interested, directly or indirectly, by ownership, contract, agency or otherwise, in business opportunities which are not within the purpose of this Agreement and which may compete with or otherwise affect all or some aspects of the Enterprise or the Facility.

6. COMPENSATION OF MANAGER. In consideration for the services to be performed by Manager, Manager shall be entitled to an annual management fee equal to two percent (2%) of the Enterprises' gross Revenue, not to exceed Two Million Dollars ($2,000,000) per annum. The fee shall become due and payable ten
(10) days after the end of each month based upon the gross revenue for the previous month.

7. INSURANCE. Manager shall be a named insured on all insurance policies required to be maintained under the Tribe Management Agreement.

8.       DEFAULT AND TERMINATION.

         8.1 Events of Default. It shall be an event of default hereunder (an "Event of Default") if Manager or the Company (the "Defaulting Party") as hereinafter defined fails to keep, perform or observe any material covenant, obligation or agreement required to be kept, performed or observed by such party under the terms of this Agreement, followed by written notice of such breach, default or non-compliance from the other party (the "Non-Defaulting Party" as hereinafter defined) to the Defaulting Party and the Defaulting Party fails to remedy or correct such breach, default or non-compliance within thirty (30) days after receipt of such notice. If the breach, default or non-compliance is other than payment of money and is of a nature such that it cannot reasonably be cured within such thirty (30) day period, the period for curing the default shall be extended so long as the Defaulting Party commences immediately and expediently as possible to cure the breach, default or non-compliance within such thirty
(30) day period.

         8.2 Termination.

                  8.2.1 General. If an Event of Default occurs and has not been cured, this Agreement shall terminate at the election of the Non-Defaulting Party. Notice of termination

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pursuant to this Section 8.2.1 may be given by the Non-Defaulting Party to the
Defaulting Party at any time prior to the curing of such Event of Default, and such termination shall be effective as of the date specified in such notice of termination, which date shall be not less than sixty (60) nor more than one hundred twenty (120) days after the date of such notice. Notwithstanding the foregoing, if the Event of Default pertains to the payments of money, Manager may cease the discharge of its responsibilities hereunder effective upon the expiration of the thirty (30)-day notice referenced in Section 8.1 hereof. Manager shall receive all funds due to it at the time of Termination.

                  8.2.2 Termination. In addition to the foregoing, this Agreement shall terminate upon any of the following events:

                  (a) The mutual agreement of the parties;

                  (b) The termination of the Tribe Management Agreement or the Letter Agreement (pursuant to paragraph 3 thereof);

                  (c) The inability of either party to receive or maintain the licenses to perform their obligations hereunder; or

                  (d) Manager shall

                           (i) apply for or consent to the appointment of, or taking possession by, a receiver, custodian, trustee, liquidator or other similar official of all of its assets;

                           (ii) make a general assignment for the benefit of creditors;

                           (iii) be adjudicated as bankrupt or insolvent or have any order for relief entered with respect thereto; or

                           (iv) file a voluntary petition, commence a voluntary case under the federal bankruptcy laws as now or hereafter constituted or file a petition or an answer seeking reorganization or any arrangement with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute.

                  8.2.3 Waiver. The waiver of any one Event of Default shall not be construed as the waiver of any other Event of Default.

         8.3 Remedies Cumulative. Except as herein provided to the contrary, the termination of this Agreement by the Non-Defaulting Party upon an Event of Default shall be without damages, injunctions, specific performance or other legal or equitable remedies by reason of any breach, default or noncompliance by the Defaulting Party with such Defaulting Party's covenants,

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obligations and agreements hereunder, except for compensatory (but not punitive)
damages based on the gross negligence or willful misconduct of the Defaulting Party. Except as to any disputes for which injunctive relief would be an appropriate remedy, in the event a dispute of any kind arises in connection with this Agreement (including any dispute concerning its construction, performance or breach), the parties to the dispute will attempt to resolve the dispute as set forth in Section 8.4 before proceeding to arbitration as provided in Section
8.5. All documents, discovery and other information related to any such dispute, and the attempts to resolve or arbitrate such dispute, will be kept confidential to the fullest extent possible.

         8.4 Negotiation. If a dispute arises, any party to the dispute will give notice to each other party. After notice has been given, the parties in good faith will attempt to negotiate or mediate a resolution of the dispute.

9.       NOTICES.

         9.1 Notices. Every notice, demand, consent, approval or other document or instrument required or permitted to be served upon any of the parties hereto shall be in writing and shall be deemed to have been duly served on the day of mailing, and shall be sent by registered or certified United States Mail, postage prepaid, return receipt requested, addressed to the respective parties at the addresses stated below:

If to Manager:             Lakes Shingle Springs, Inc., President
                           or his designee Manager
                           130 Cheshire Lane
                           Minnetonka, Minnesota 55305

With copies thereof to the following:

                           Doug Twait, Esq.
                           Johnson Hamilton Quigley Twait & Foley PLC
                           West 1450 First National Bank Building
                           322 Minnesota Street
                           St. Paul, Minnesota 55101

If to the Company:         Lakes KAR-Shingle Springs, L.L.C.
                           130 Cheshire Lane
                           Minnetonka, Minnesota 55305
                           Attn:    Timothy Cope
                                 ---------------------
With copies thereof to the following:

                           Kevin M. Kean
                           Kean Argovitz Resorts-Shingle Springs, L.L.C. 11999 Katy Freeway, Suite 322

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                           Houston, Texas 77079

                           Darryl M. Burman, Esq.
                           DiCecco, Fant & Burman, L.L.P.
                           1900 West Loop South, Suite 1100
                           Houston, Texas 77027

                           Doug Twait, Esq.
                           Johnson Hamilton Quigley Twait & Foley PLC
                           West 1450 First National Bank Building
                           322 Minnesota Street
                           St. Paul, Minnesota 55101

or to such other address as either Manager or the Company may have specified in a notice duly given as required herein to the other.

10.      RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS.

         10.1 Relationship. Manager and the Company shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as specifically authorized and set forth in this Agreement. Nevertheless, Manager is granted such authority and powers as may be reasonably necessary for it to carry out the provisions of this Agreement. This Agreement, either alone or in conjunction with any other documents, shall not be deemed to constitute or create a lease of all or any portion of the Facility.

         10.2 Contractual Authority. Subject to the limitations thereon set forth in this Agreement and the Tribe Management Agreement, and in conformity with the Operating Budget and Annual Plan, Manager is authorized to make, enter into and perform in the name of, for the account of, on behalf of the Tribe any contracts and agreements (including, but not limited to bank accounts) which are reasonably necessary and appropriate to carry out and place in effect the terms and conditions of this Agreement. Copies of all executed contracts shall be immediately conformed and furnished to the Company or the Tribe as appropriate.

         10.3 Further Actions. The Company and Manager agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any action shall be commenced in California Superior Court. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such validity or unenforceability shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be held valid and enforceable to the fullest extent permitted by law.

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12.      MISCELLANEOUS.

         12.1 Successors and Assigns. Manager shall not assign the whole or any portion of this Agreement or any payments due Manager hereunder, without the consent of the Company, which consent will not be unreasonably withheld. The Company shall not assign the whole or any portion of this Agreement, without Managers consent, except as collateral for any financing obtained in connection with the development and/or operation of the Facility.

         12.2 Force Majeure. If at any time it becomes necessary in Manager's or the Company's reasonable opinion to cease operation of all or part of the Facility to protect the Facility or the health, safety or welfare of guests or employees of the Enterprise for reasons of force majeure, such as, but not limited to, weather, acts of war, insurrection, civil strife and commotion, labor unrest, contagious illness, catastrophic events, or acts of God, then in such event, as provided or permitted in the Tribe Management Agreement, Manager may close and cease operations of all or part of the Facility, reopening and commencing operation when Manager determines in good faith that such may be done without jeopardy to the Enterprise or the Facility, its guests and employees. Neither party shall be liable for failure to perform any obligation hereunder (other than to pay money) when prevented by any force majeure cause not reasonably within the control of such party, such as strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, failure of supply or inability, by the exercise of reasonable diligence, to obtain supplies, parts or employees necessary to perform such obligation to which such force majeure applies and shall be extended for a period of time equivalent to the delay from such cause.

         12.3 Authorization. The Company and Manager represent to the other that it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

         12.4 Entire Agreement; Amendments. This Agreement sets forth the entire and only agreement or understanding between the Company and Manager relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, commitments and representations in respect hereof among them. The Company has not relied on any projection of earnings or statements as to the possibility of future success or other similar matters which may have been prepared by Manager, or any of its affiliates, and understands that no guaranty is made or implied by Manager or its affiliates as to the cost or the future financial success of the operations being managed hereunder. This Agreement may not be amended in any respect except by an instrument in writing signed by the Company and Manager.

         12.5 Survival of Covenants. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Management, shall survive any such termination.

         12.6 No Waiver. No waiver by either party of a breach by the other party of any of the

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terms, covenants or conditions of this Agreement, shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default of either party hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver.

         12.7 Compliance. In performing its obligations under this Agreement, Manager shall comply with the applicable terms of the Tribe Management Agreement and with all present and future laws, ordinances and all rules and regulations, requirements and orders of all governmental authorities and shall obtain all licenses and permits required to perform such obligations and shall file all returns and reports lawfully required of Manager in connection with its duties hereunder, including, but not limited to, income tax withholding returns, Federal Insurance Contributions Act returns and reports, Federal Unemployment Tax Act and worker's compensation returns and reports, sales and use tax returns (and shall timely pay all contributions, taxes, costs and other amounts due thereunder). All of the foregoing returns and reports shall be maintained as a part of the books and records of Manager.

         12.8 Benefit. The rights and obligations of the parties hereto shall inure solely to the benefit of the parties and their successors and assigns, without conferring on any other person or entity any right of enforcement or other rights of any kind whatsoever.

         12.9 Headings. The headings hereunder are used for convenience only and shall not affect the construction or interpretation of any provision hereof.

         12.10 Counterparts. For the convenience of the parties hereto, this Management Agreement may be executed in several original counterparts, each of which shall be deemed an original for all purposes and all such counterparts shall constitute but one and the same agreement.


         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Management Agreement as of the date and year first above written.


LAKES SHINGLE SPRINGS, INC.                LAKES KAR-Shingle Springs, L.L.C.
a Minnesota corporation                    a Delaware limited liability company


By:  /s/ Timothy Cope                  By:  /s/ Kevin M. Kean
   ------------------------------         ------------------------------
Name:    Timothy Cope                  Name:    Kevin M. Kean
     ----------------------------           ----------------------------
Title:   Executive Vice President      Title:   President
      ---------------------------            ---------------------------